                                                                   EXHIBIT 10.14



                             STOCKHOLDER AGREEMENT

                                    BETWEEN

                      TELEPARBS PARTICIPACOES LTDA.  (RBS)

                                      AND

                INTERNATIONAL WIRELESS COMMUNICATION, INC. (IWC)



                              AUGUST 31/ST/, 1995

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
1.   FORMATION OF NEWCO AND SUBSCRIPTION OF NEWCO'S CAPITAL............   1
     1.1.   Formation..................................................   1
     1.2.   Shares Bound to this Agreement.............................   1
     1.3.   NEWCO's Capital Upon Formation - RBS Ownership.............   2
     1.4.   NEWCO's Capital Increase - IWC and IWC Nominee Ownership...   2
     1.5.   Purchase of Pelot..........................................   3
     1.6.   No Contingency.............................................   3
     1.7.   Ownership Structure........................................   3
     1.8.   RBS Option.................................................   3
     1.9.   Organization, Good Standing and Qualification..............   4
     1.10   NEWCO's Stock..............................................   4

2.   BUSINESS PLAN.....................................................   4

3.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS................   5
     3.1.   Authorization..............................................   5
     3.2.   Purchase Entirely for Own Account..........................   5

4.   CONDITIONS OF STOCKHOLDERS' OBLIGATIONS AT FORMATION..............   5
     4.1.   By-Laws....................................................   5
     4.2.   Proceedings and Documents..................................   5
     4.3.   Business Plan..............................................   6

5.   COVENANTS OF NEWCO................................................   6
     5.1.   Subsequent Business Plan...................................   6
     5.2.   Supermajority Approval by Stockholders of Certain Actions..   6
     5.3.   Board of Directors.........................................   7
     5.4.   Delivery of Financial Statements...........................   9
     5.5.   Inspection.................................................   10
     5.6.   Registration Rights........................................   11

6.   COVENANTS OF STOCKHOLDERS.........................................   11
     6.1.   Election of Directors......................................   11
     6.2.   Right of First Refusal.....................................   11
     6.3.   Co-Sale Rights.............................................   13
     6.4.   Resource commitments.......................................   16
     6.5.   Participation Rights.......................................   16

7.   TERM AND TERMINATION....... ......................................   17
     7.1.   Term ......................................................   17
     7.2.   Terminating Events.........................................   17
     7.3.   Effect of Terminating Event................................   17
     7.4.   Fair Market Value of Capital Stock of NEWCO................   18
     7.5.   Material Breach............................................   18

8.   Miscellaneous........................................................ 18
     8.1.   Survival of Warranties........................................ 18
     8.2.   Successors and Assigns........................................ 18
     8.3.   Governing Law and Jurisdiction................................ 18
     8.4.   Counterparts.................................................. 19
     8.5.   Title and Subtitles........................................... 19
     8.6.   Notices....................................................... 19
     8.7.   Finder's Fee.................................................. 19
     8.8.   Remedies...................................................... 19
     8.9.   Expenses...................................................... 19
     8.10   Amendments and Waivers........................................ 20
     8.11   Severability.................................................. 20
     8.12   Aggregation of Stock.......................................... 20
     8.13   Entire Agreement.............................................. 20
     8.14   Language...................................................... 20

     THIS STOCKHOLDER AGREEMENT is made as of the 31/st/ day of August 1995, by and between INTERNATIONAL WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("IWC"), and TELEPARBS - PARTICIPACOES LTDA., a Brazilian company wholly owned by Rede Brasil Sul ("RBS"), ("RBS" and "IWC and/or its nominees" collectively, the "Stockholders").

                                   RECITALS
                                   --------
     WHEREAS, NEWCO will be incorporated through the joint efforts of the Stockholders as a joint venture company to conduct the business to offer wireless trunking services in 400 mHZ and 800 mHZ in Brazil;

     WHEREAS, RBS a radio and television broadcast organization, wholly owns the companies Telcom, Rede Sul, Sulitel and Teleporto (the latter a company under formation resulting from the split off of Portofino) and owns 50% of the capital of Sao Paulo Sistemas (SPS) (collectively referred to as the "Companies") which have been granted trunking licenses listed on Schedule A hereto (the "RBS Licenses");

     [                            ]

     WHEREAS, IWC, an international trunking operator, indirectly owns trunking licenses, through SRC, a Brazilian company and its recently acquired subsidiary Pelot, another Brazilian subsidiary, whose licenses are listed on Schedule B hereto (the "Pelot Licenses");

     WHEREAS, another Brazilian company, wholly owned by IWC or an individual selected by IWC (the "IWC Nominee") will participate in the NEWCO;

     WHEREAS, RBS and SRC have additional applications for licenses at 400 mHz and 800 mHz in the Brazilian Ministry of Telecommunications listed on Schedule C hereto (the "SRC & RBS Applications for Licenses");

     THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   FORMATION OF NEWCO AND SUBSCRIPTION OF NEWCO'S CAPITAL
     ------------------------------------------------------
     1.1.   Formation. NEWCO shall be formed as a "sociedade anonima" pursuant
            ---------
to Law no. 6404, of 12.15.76, and its acts for incorporation shall be filed with the Board of Trade of the State of Rio Grande do Sul, Brazil, within thirty days after the execution of this Agreement.

     1.2.   Shares Bound to this Agreement.  All Shares of NEWCO's capital stock
            ------------------------------
subscribed to by the Stockholders as provided for in this section 1 or which may be owned by the Stockholders in the future, including, without limitation, by means of subscription, acquisition, bonus distribution, split or reverse split (the "Shares") are bound to this Agreement. Subscribed, acquired and bonus Shares are covered by the definition of Shares, unless otherwise expressly excluded in the context.

     1.3.   NEWCO's Capital Upon Formation - RBS Ownership. Upon NEWCO's
            ----------------------------------------------
formation, RBS shall subscribe to all NEWCO's initial capital stock represented by 300,000 common Shares, all of them registered and without par value (except for one Share which shall be subscribed to by a person designated by RBS and shall be considered for the purposes hereof as owned by RBS). Such NEWCO's initial capital stock shall be totally paid up by RBS by means of the transfer to NEWCO of all the quotas of the Companies held by RBS (i.e. excluding 50% of the quotas of SPS which are held by third parties) evaluated for such purposes based on their book value on the date of such transfer.

     1.4.   NEWCO's Capital Increase - IWC and IWC Nominee Ownership. IWC alone
            --------------------------------------------------------
or jointly with its nominees shall make an initial contribution equivalent to US$10,600,000.00 at the commercial exchange rate, as follows:

            (a) RBS agrees to hold a general stockholders meeting of NEWCO within 30 days following the date of its formation ("Effective Date") and approve with its voting rights a capital increase of NEWCO by the issuance of 700,000 new common Shares, all of them registered and without par value.

            (b) IWC and or its nominee shall contribute a total amount, including cash, the cost of equipment already purchased by IWC, and the cost of equipment committed to be purchased by IWC, whose value in Brazilian currency shall be equivalent to US$2,100,000.00, within 10 days from the capital increase.

            (c) So long as NEWCO is in compliance with this Agreement hereof, IWC and IWC Nominee shall pay up the remaining amount of such subscription price in two installments, the first one in the amount in Brazilian currency equivalent to US$5,850,000.00 (including the US$2,100,000.00 as defined in paragraph 1.4(b)) until December 31, 1996, and the second installment in the amount in Brazilian currency equivalent to US$4,750,000.00 until December 31, 1997, all pursuant to the document called "Newco Business Plan 1995-1997" (the "Business Plan") which is initialed by the Stockholders and attached to this Agreement;

            (d) All unpaid Shares to be subscribed hereunder shall enjoy the same rights as paid-in Shares and no suspension or restriction to the voting and other rights shall apply.

     1.5.   Purchase of Pelot. So long as the parties are in compliance with the
            -----------------
above sections, NEWCO will purchase, on the Effective Date, 100% of SRC capital stock for the aggregate price in Brazilian currency equivalent to R$1.00. IWC declares that SRC, on the effective Date will not have any asset or liability other than SRC applications and the Pelot quotas. IWC shall cause SRC to be split off so that all assets and liabilities unrelated to the trunking business are delivered to a new company resulting from the split off. After such purchase of the capital stock of SRC, NEWCO will indirectly hold all the rights of SRC in respect to applications for Licenses, and also acquire Pelot and the Pelot licenses.

     1.6.   No Contingency. As a condition for IWC joining NEWCO, RBS warrants
            --------------
that the Companies (including the company which resulted from the partial split off of its subsidiary Portofino) have the licenses for the exploitation of trunking mentioned in Schedule A hereto free and clear or any liens or third party rights, whether from the other company which resulted from the split of Portofino or others. IWC provides the same warranties as to the Pelot's Licenses. RBS further guarantees that NEWCO and the Companies shall not have obligations or contingencies whatsoever, including without limitation tax liabilities (FISTEL and others), agreeing to keep IWC and its nominees, and NEWCO harmless and protected from any complaints, suits or claims arising from possible and past contingencies.

     [                ]

     1.7.   Ownership Structure.  On the Effective Date, after the general
            -------------------
stockholders meeting provided for in Section 1.4. above is hold, the subscribed capital of NEWCO will be owned by the Stockholders as follows:

                               Nr. of
     Stockholders              Shares            %
     ------------              ------         ----
     IWC and IWC Nominee      700,000          70%
     RBS                      300,000          30%
     TOTAL                  1,000,000         100%

     1.8.  RBS Option.  RBS will have an option to subscribe to an additional
           ----------
400,000 Shares of NEWCO at a price of US16.30 per Share, so that its total Shares may reach up to 50% plus one of the voting Shares of the Common Stock of NEWCO. Such RBS option shall be effective (i) until September 1st, 1997; or (ii) 30 days from IWC's providing all of the Additional Funds, whichever occurs earlier, provided, however that the option will in any event not be exercisable until January 1st, 1997.

     If RBS exercises its option to acquire a 50.1% ownership interest in NEWCO, RBS will work with IWC in good faith to provide a mechanism whereby IWC will be able to satisfy the U.S. Investment Act of 1940 with regard to the IWC ownership interest in connection with exercising such option, which mechanism shall be the creation of one non-voting Share to be subscribed for a nominal value by IWC so that the economic interest of IWC is 50% of the Share ownership of NEWCO while its voting interest remains at 49.9% of NEWCO.

     Each Stockholder hereby agrees to vote in favor of and take any other action reasonable requested in connection with the exercise by RBS of such option to subscribe NEWCO's new Shares, including, but not limited to, approve the issue of such new Shares at the general stockholders meetings to be held for such purpose and waive any preemptive right it may be entitled to.

     1.9.   Organization, Good Standing and Qualification. On the Effective
            ---------------------------------------------
Date, NEWCO will be a corporation duly organized under the laws of Brazil and will have full corporate power and authority to carry on its business as proposed to be conducted in its Business Plan. On the Effective Date, NEWCO will not have any asset or liability other than RBS licenses and certain expenses incurred in connection with its formation. NEWCO will be duly qualified to transact business and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     1.10.   NEWCO's Stock.  The Shares when issued and subscribed to in
             -------------
accordance with the terms of this Agreement for the consideration expressed herein will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under the applicable Brazilian laws. Except for (i) the Shares to be issued to RBS, IWC and IWC Nominee and the option to be granted to RBS under this Section 1 and (ii) the rights provided for in this Agreement, there will not be outstanding any other options, warrants, rights (including conversion or preemptive rights) or agreements for the subscription or acquisition from NEWCO of any Shares of its capital stock. NEWCO is not a party or subject to any Agreement or understanding and, to the best of the Stockholder's knowledge, there is no (x) agreement or understanding between any persons or entities which effects or relates to the voting or giving of written consents with respect to any security or by a director of NEWCO or (z) any buy-sell agreements.

     2.   BUSINESS PLAN
          -------------
          The Business Plan of NEWCO delivered to the Stockholders has been prepared in good faith by the Joint Venture partners, RBS and

IWC. NEWCO will be operated in accordance with the initial Business Plan and a successor Annual Business Plan. NEWCO will prepare the annual Business Plan for each year at least 60 days prior to commencement of the year.

     3.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.
          --------------------------------------------------
          The Stockholders hereby represents and warrants that:

          3.1.   Authorization. The Stockholders have full power and authority
                 -------------
to enter into the agreements, and each such agreements constitutes their valid and legally binding obligation, enforceable in accordance with their terms and constitutes valid and legally binding obligations of the Stockholders, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.2.   Purchase Entirely for Own Account. This Agreement is made with
                 ---------------------------------
such Stockholders, which by such Stockholders' execution of this Agreement such Stockholders hereby confirm, that the Shares will be acquired for investment for such Stockholders' own account, not as a nominee or agent but for and within the overall corporate and shareholders of each party, and not with a view to the resale or distribution of any part thereof, and that such Stockholders have no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Stockholders further represent that such Stockholders do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

     4.   CONDITIONS OF STOCKHOLDERS' OBLIGATIONS AT FORMATION.
          ----------------------------------------------------
          The obligations of the Stockholders of this Agreement are subject to the fulfillment on or before the formation of each of the following conditions, the waiver of which shall not be effective against the Stockholder if it does not consent in writing thereto.

          4.1.   By-Laws.  The By-Laws of NEWCO shall have been approved by the
                 -------
Stockholders, at the general stockholders meeting to be held on the Effective Date in accordance with section 1.4. above, which By-laws shall contain the provisions required under sections 6.2, and 6.3 hereof.

          4.2.   Proceedings and Documents. All corporate and other proceeding
                 -------------------------
in connection with the transactions contemplated at the formation and all documents incident thereto shall be reasonably satisfactory in form and substance to Stockholders' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.3.   Business Plan. The Business Plan shall have been approved by
                 -------------
each of the Stockholders. Each Business Plan shall include operations, sales and also an annual expenditure and investment budget and subsequent capital investments, financial and dividend policies, remuneration of officers and their participation in the profits (if any), and major disbursements. Any amendments to the Business Plan shall only be valid after approval by NEWCO's Board. The management of NEWCO shall conduct NEWCO's activities in strict compliance with the Business Plan. NEWCO's Board shall have the option to replace any executive whose acts violate the Business Plan. Any contracts or transactions unrelated to the Business Plan or not provided therein shall be subject to the approval of both parties.

     5.   COVENANTS OF NEWCO
          ------------------
          5.1.   Subsequent Business Plan. On or before sixty (60) days before
                 ------------------------
the beginning of each fiscal year of NEWCO, the Board of Directors of NEWCO shall adopt and approve a Business Plan for the next two fiscal years of NEWCO's operations (each one a "Subsequent Business Plan"). Each Subsequent Business Plan shall set forth the financial and business plan for NEWCO for the next two-year period in such detail as NEWCO Board shall determine appropriate. Each Subsequent Business Plan shall be subject to approval by IWC and RBS, which approval shall not be unreasonably withheld.

          5.2.   Supermajority Approval by Stockholders of Certain Actions.
                 ---------------------------------------------------------
NEWCO's By-laws shall contain a provision establishing that the following decisions shall require the approval of Stockholders representing at least seventy-five percent (75%) of the NEWCO's whole voting capital stock.

                 (i) any significant change in NEWCO's By-laws, including any change in provisions regarding the supermajority approval by Stockholders and by the Board of Directors;

                 (ii) any increase of NEWCO's stock capital (except the capital increase for the incorporation of reserves or by legal imposition or for the compliance with the options set forth in Section 1.3. above), including any decision to raise capital or debt in excess of debt/equity ratio of 2/1 or equity capital, split or reverse split of Shares, redemption or purchase of Shares for cancellation or keeping at treasury, issuance or sale by NEWCO of any securities convertible into Shares, including, but not limited to, subscription bonds, beneficiary parts or call options or Shares subscription rights;

                 (iii) any corporate conversion, merger, consolidation, split or reorganization;

                 (iv) enter into ownership, management or operation of any business other than SMR services;

                 (v)  termination of NEWCO's operations;

                 (vi) sale, transfer or waiver of any rights of NEWCO regarding the RBS Licenses and/or Pelot Licenses and/or SRC and RBS Applications for Licenses; or a sale of all or substantially all of NEWCO;


                 (vii) the reduction of the minimum mandatory dividend provided for in NEWCO's By-laws, which cannot be lower than 25% of NEWCO's net profits;

                  (viii) the authorization to the officers of NEWCO to confess bankruptcy or to enter into general composition with creditors.

          5.3.   Board of Directors.
                 ------------------
                 (a)  The Board of Directors of NEWCO shall be comprised of four
(04) members. RBS shall be entitled to elect, in separate voting, two members of the Board, one of them to be the Chairman of the Board. The designation of such Chairman by RBS shall be subject to the prior approval of IWC. Each of IWC and IWC Nominee shall be entitled to elect, in separate voting, one (01) member of the Board of Directors.

                (b) The Stockholders agree to exercise the voting rights attached to their Shares so that the members indicated in accordance with item
(a) above are elected for the Board of Directors of NEWCO.

                (c) In the event the shareholding of any Stockholder (jointly with any permitted nominee), for any reason whatsoever, becomes less than ten percent (10%) of the total capital stock of NEWCO, the members of the Board of Directores elected by such Stockholder shall be removed at the first NEWCO's general meeting held after such reduction of shareholding.

                (d) The Stockholders hereby undertake to do their best to ensure that members appointed by them be present to all meetings of NEWCO's Board of Directors. In the event of absence or impediment of any of the Board of Directors' members, such member shall appoint another member of the Board of Directors who shall vote on behalf of such member as if he were present at the meeting as may be specified by written instructions of the absent member. In the event of resignation or permanent impediment of any member during the term of office to which he was elected, his substitute shall be appointed by the same Stockholder that had appointed the replaced member.

               (e) The resolutions of the Board of Directors shall be taken upon the favorable votes of the majority of the members or by the unanimous decision if one member elected by RBS and one member elected by IWC or its nominee have attended the meeting. However, the following matters shall require, for their approval the favorable votes of at least three (03) members, by themselves or represented pursuant to item (d) above:

               (i) Election or replacement of NEWCO's officers, provided that no Directors should unreasonably withhold his approval for the election of any officer;

               (ii) Approval of the Business Plan and Annual Budget and any subsequent Business Plan;

               (iii) Any extension or material changes to the Service Agreement with related entities;

               (iv) Acquisition, sale and/or creation of liens on assets of NEWCO which value represents more than US$1,000,000.00 (or the equivalent in Brazilian currency), or sale of all or substantially all of NEWCO's assets;

               (v) Any major business decision or action not provided for in the Business Plan or any Subsequent Business Plan.

               (vi) Appoint special attorneys-in-fact to represent the Company in the performance of the acts or activities listed hereafter for periods in excess of twelve (12) months. Judicial powers of attorney may be of indefinite duration and may be granted without a quotaholders' approval;

               (vii) Establish new businesses unrelated to the Company's existing business;

                (viii) Cause the Company to merge with other entities, or to sell, encumber, or acquire an interest in another business or entity, whether a corporation, partnership, sole proprietorship, or other enterprise;

                (ix) Vote, encumber, transfer, or dispose of shares or quotas owned by the Company in other related or unrelated companies;

                 (x) Issue or redeem Company securities or obligations in excess of the Brazilian currency equivalent of US$100,000.00);

                 (xi) Guarantee loans or other obligations of any party, whether an individual or an entity;

                 (xii) Lend money (other than to NEWCO's customers in the normal course of business), borrow money, or transfer, issue, or otherwise deal in any debt instruments of the Company in excess of the Brazilian currency equivalent of US$1,000,000.00;

                 (xiii)   Organize, dissolve, or liquidate subsidiary companies;

                 (xiv) Purchase, sell, mortgage, or otherwise dispose of or encumber any of its assets having a fair market value in excess of the Brazilian currency equivalent of US$100,000.00;

                 (xv) Execute any contracts or agreements (including lease agreements, distribution agreements, real estate contracts, agreements with related parties etc.) whose value exceeds the Brazilian currency equivalent of US$50,000.00 or which is for a term of one (1) year or longer;

                 (xvi) License the use of or otherwise disclose in any manner patented or unpatented technology, technical data, know-how, or other confidential information that may be known to the Company;

                 (xvii) Cause the Company to be dissolved or liquidated, or appoint a liquidator, or petition for the Company's bankruptcy;

                 (xviii)   Reinvest profits or distribute dividends; and

                 (xix)   Increase or decrease NEWCO's capital;

          5.4.   Delivery of Financial Statements.  NEWCO shall deliver to each
                 --------------------------------
Stockholder:

                 (a)  as soon as practicable, but in any event within ninety
     (90) days after the end of each fiscal year of NEWCO, an income statement for such fiscal year, a balance sheet of NEWCO and a statement of stockholder's equity as of such year-end, and a statement of cash flows for such year, including notes thereto, such year-end financial reports to be in reasonable detail, prepared in accordance with Brazilian generally accepted accounting principles on the basis of the constant currency methodology required by the Brazilian Securities Commission-CVM for public-held companies (the "Accounting Principles"), and audited and certified by independent public accountants of international recognized standing selected by NEWCO;

                 (b) within fifteen (15) days of the end of each month, an unaudited income statement, a balance sheet an a statement of cash flows for and as of the end of such month, in reasonably detail;

                 (c) within fifteen (15) days of the end of each calendar quarter, a quarterly operations report summarizing activities during the preceding quarter;

                 (d) with respect to the financial statements called for in subsection (b) of this Section 6.4, an instrument executed by the Chief Financial Officer or President of NEWCO certifying that such financials were prepared in accordance with Brazilian generally accepted accounting principles on the basis of the constant currency methodology required by the Brazilian Securities Commission-CVM for public-held companies consistently applied with prior practice for earlier periods and fairly present the financial condition of NEWCO and its results of operation for the period specified, subject to quarterly review and year-end audit adjustment; and

                 (e) such other information relating to the financial condition, business, prospects, or corporate affairs of NEWCO as the Stockholders may from time to time request, provided, however, that NEWCO shall not be obligated under this subsection (e) or any other subsection of
     Section 6.4 to provide information which it deems in good faith to be a trade secret or similar confidential information which it deems in good faith to be a trade secret or similar confidential information. The covenant set forth in this Section 6.4 shall terminate and be of no further force or effect if IWC and RBS shall no longer control NEWCO due to the legitimate sale of Common Stock of NEWCO to third parties, without prejudice of each Stockholder rights under the applicable Brazilian legislation.

          5.5.   Inspection.  NEWCO will also permit each Stockholder and its
                 ----------
authorized representatives, at all reasonable times and as often as reasonably requested, to visit and inspect, at the expense of such Stockholders, any of the properties of NEWCO, to inspect its books and records and to make extracts therefrom, and to discuss the affairs, finances and accounts of NEWCO with its officers and consult with and advise the officers of NEWCO as to the a management of NEWCO, provided that the Stockholders shall maintain the confidentiality of any proprietary information of NEWCO thereby obtained and provided further that the Stockholders shall conduct all such inspections in a manner that is not disruptive to the employees or operations of NEWCO. The covenant set forth in this Section 6.5 shall terminate and be of no further force or effect if IWC and RBS shall not longer control NEWCO due to the legitimate sale of Common Stock of NEWCO to third parties, without prejudice of each Stockholder rights under the applicable Brazilian legislation.

          5.6.   Registration Rights.
                 -------------------
                 (a) It will be the intent of NEWCO within 5 years of its formation or sooner as the Board of Directors may provide to raise additional capital for the NEWCO and its Stockholders through an Initial Public Offering (IPO) in Brazil or through private equity transactions. After NEWCO has completed three (03) years of profitable operations, each Stockholder holding at least 30% (thirty percent) of the total NEWCO's Common Stock may sell, in whole or in part, the Shares then held by such Stockholder pursuant to a public offering ("Public Sale") under the Brazilian securities laws or other applicable Brazilian laws ("Brazilian Securities Laws"), and each Stockholder hereby agrees to exercise the vote of its shares and take all necessary or desirable actions to cause NEWCO (at NEWCO's expense) to become a publicly-held company under the Brazilian Securities Laws and to enable such Stockholder to consummate a Public Sales as soon as possible after such request. NEWCO, for such purpose, shall assist such Stockholder in connection with such Public Sale and shall furnish all information which the Stockholder or the managing underwriters deem necessary or desirable to be disclosed in a prospectus to be distributed in connection with a Public Sale.

                (b) Except as provided in this Agreement, NEWCO shall not grant to any other person the right to request or require NEWCO to become a publicly-held company, or the right to consent that NEWCO becomes a publicly-held company.

     6.   COVENANTS OF STOCKHOLDERS.
          -------------------------
          6.1.   Election of Directors. Each of the Stockholders hereby
                 ---------------------
covenants that it shall vote its Shares in a manner so as to maintain the composition of the Board of Directors described in Section 5.3 hereof. In the event of any vacancy on NEWCO's Board of Directors, such vacancy shall be filled in a manner consistent with Section 5.3. In all events, the election will be consistent with Brazilian law regarding foreign ownership (if any).

          6.2.   Right of First Refusal. No sale of Shares or transfer of
                 ----------------------
preemptive rights by either Party can take place without (i) the express written approval of the other Party or (ii) the selling Party's first offering the Shares to the other Party pursuant to the terms hereof.

                 (a) In the event a Stockholder (a "Seller") desires to accept a bona fide third-party offer for the transfer of any or all of the Shares (the shares subject to such offer to be hereafter called the "Target Shares"), the Seller shall promptly deliver to each of the Stockholders written notice of the intended disposition ("Disposition

     Notice") and the basic terms and conditions thereof, including the identity of the proposed purchaser.

                 (b) The Stockholders shall, for a period of thirty (30) days from receipt of the Disposition Notice, have the right to purchase the Target Shares, upon issuing an Exercise Notice, upon substantially the same terms and conditions specified in the Disposition Notice.

                 (c)  Subject to the Stockholders' co-sale rights described in
     Section 6.3 below, in the event the Exercise Notice with respect to the Target Shares is not given to the Seller within thirty (30) days following the date of such Stockholders' receipt of the Disposition Notice, the Seller shall have a period of thirty (30) days thereafter in which to sell all the Target Shares upon terms and conditions (including the purchase price) not more favorable to the third-party transferee than those specified in the Disposition Notice. The third-party transferee shall furnish the remaining Stockholders with a written agreement to be bound by and comply with all other provisions of this Agreement. In the event the Seller does not notify the Stockholders, and consummate the sale or disposition of the Target Shares within the thirty (30) day period, NEWCO shall not register any attempted disposition of the Target Shares. The parties shall cause NEWCO to execute a copy hereof, maintain a copy in its head offices and observe its obligations hereunder.

                (d) The right of first refusal granted hereunder to the Stockholders shall be allocated among such parties pro rata based on their respective aggregate holdings of NEWCO's issued and outstanding Common Stock and shall be limited by the applicable Brazilian securities laws regarding foreign ownership (if any). The sale and/or transfer of Brazilian-owned equity shall be according to such laws so as not to allow foreign ownership to increase above permitted levels (if any).

                (e) In the event that the Stockholders do not exercise the right of first refusal pursuant to this Section 6.2 with respect to all Target Shares described in a particular Disposition Notice, then such right shall not apply to any Target Shares described in such Disposition Notice.

                (f) The rights of an Stockholder under this Section and the correlative obligations of each Stockholder terminate upon the occurrence of any of the following events :

                     (1) the liquidation, dissolution or indefinite cessation of the business operations of NEWCO;

                     (2) the execution by NEWCO of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of NEWCO;

                     (3) immediately prior to the Sale and Purchase of a bona fide firm commitment underwritten public offering of NEWCO's Common Stock is registered.

          Notwithstanding the foregoing, either of the parties may sell, transfer or otherwise dispose of all its shares in NEWCO in favor of any of its wholly-owned subsidiaries or its shareholders, and such transfer shall not be subject to or give rise to any right of first refusal or co-sale, provided that the potential acquiring parties shall be previously notified by the Seller of the terms of this Agreement, and, as a condition for the validity of the acquisition, the potential acquiring party shall assume, in writing, prior to the transfer becoming effective, all the rights and obligations contained in this Agreement and any amendments thereto. The same first refusal or co-sale rights hereunder shall apply in case of change of control of any of the Stockholders (except for a transfer of Shares from IWC nominees to any IWC controlled entity or affiliate) .

          6.3.   Co-Sale Rights.  [                 ]  Subject to the right to
                 --------------
first refusal provisions in Section 6.2, if a Seller proposes to enter into a transaction regarding the sale of Common Stock, which, if consummated, would result in aggregate sales of Common Stock by such Seller in excess of 5% of its Shares in any calendar year, each Stockholder, though limited by the applicable Brazilian securities laws regarding foreign ownership (if any) and the sale and/or transfer of Brazilian-owned equity which shall be according to such laws so as not to allow foreign ownership to increase above permitted levels (if any), shall have such right exercisable upon written notice to Seller within thirty (30) days after receipt of the Seller's Disposition Notice, to participate in such sale of the Target Stock on the same terms and conditions as those set forth in the Disposition Notice. To the extent one or more of the Stockholders exercise such right of participation, the number of shares of Target Stock that the Seller may sell in the transaction shall be correspondingly reduced, but within the Brazilian ownership requirements (if any). The right of participation of each of the Stockholders shall be subject to the terms and conditions set forth in this Section. In all events, the election will be consistent with Brazilian law regarding foreign ownership.

              (a) Each Stockholder shall be deemed to own the number of shares of Common Stock that such Stockholder actually holds plus the number of shares of Common Stock that are issuable upon conversion of any Shares of Preferred Stock then held by such Stockholder (as the case may be).

              (b) Each of the Stockholders may sell all or any part of the number of shares of Common Stock of NEWCO up to the portion corresponding to the ratio of Common Shares then owned by the Stockholder in relation to the total number of NEWCO's issued and outstanding Shares.


              (c) To the extent a Stockholder elects not to sell the full number of shares it is entitled to sell pursuant to subparagraph (b) above, the other Stockholders' rights to participate in the sale shall be increased pro rata by a corresponding number of Shares.

              (d) Each of the Stockholders may effect its participation in the sale by delivering to the Seller for transfer to the purchase offeror one or more certificates, properly endorsed for transfer (or a commitment to execute the respective entries in NEWCO's Share Registry Book, whichever is applicable), which represent the number of Shares of Common Stock that the party elects to sell pursuant to Section 6.3.

              (e) The stock certificates that the Stockholders deliver to such Seller (or the execution of entries in NEWCO's Share Registry Book, whichever is applicable) pursuant to Section 6.3 shall be performed by the Seller to the purchase offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Disposition Notice, and such Seller shall promptly thereafter remit to each Stockholder that portion of the sale proceeds to which the Stockholder is entitled by reason of its participation in such sale.

              (f) The exercise or non-exercise of the rights of the Stockholders hereunder to participate in one or more sales of Target Shares shall not adversely affect their rights to participate in subsequent Common Stock sales by the Seller.

              (g) In the event a Seller should sell any Shares in contravention of the co-sale rights of the Stockholder under this Section (a "Prohibited Transfer"), the Stockholders, in addition to such other remedies as may be available at law, in equity or hereunder, and the nondefaulting party shall have the put option provided below, and the Seller shall be bound by the applicable provisions of such option.

              (h) In the event of a Prohibited Transfer, each Stockholder shall have the right to sell to the Seller the type and number of Shares equal to the number of shares each Stockholder would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                   (1) The price per share at which the shares are to be sold to the Seller shall be equal to the price per share paid by the purchaser to the Seller at the actual market price in the Prohibited Transfer. The Seller shall also reimburse each Stockholder for any and all fees and expense, including legal fees and expense, incurred to the exercise or the attempted exercise of the Stockholders rights under this Section 6.3.

                   (2) Within 90 days after the later of the dates on which the Stockholder (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, each Stockholder shall, if exercising the option created here, deliver to the Seller the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer (or deliver a commitment to execute the respective entries in NEWCO's Share Registry Book, whichever is applicable).

                   (3) The Seller shall, upon receipt of the certificate or certificates for the shares (or a commitment to execute the respective entries in NEWCO's Share Registry Book, whichever is applicable) to be sold by a Stockholder, pursuant to this subsection 6.3(h), pay the aggregate purchase price therefor and the amount of reimbursable fees and expense, as specified in clause (1) of this subsection 6.3(h), in each or by other means acceptable to the Stockholder.

                   (4) Notwithstanding the foregoing, any attempt by a Seller to transfer Shares in violation of this Section 6.3 hereof shall be void and NEWCO agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Stockholders.

              (i) The Nominative Shares Register Book of NEWCO, on the margin of each Shares' registration, and the certificates representing the Shares, if issued, shall bear the following legend: "The Shares represented by this registry (or certificate) are subject to the condition specified in the Stockholders Agreement dated as of August 31, 1995. Such legend shall be removed upon termination of this Agreement."

              (j) NEWCO shall register this Stockholders Agreement in its head-office and shall fully comply with the obligations undertaken herein. Transfers of Shares or of securities convertible into Shares or, further, the creation of any lies or encumbrance upon them in disagreement with the provisions of this Agreement shall not be valid and effective, and NEWCO shall refrain from registering them.

              (k) The covenant set forth in this Section 6.3 shall terminate on the earlier of the date when either party owns less than 10% of NEWCO's Shares or the date on which NEWCO's Common Stock is subject to the reporting requirements of the Brazilian securities laws.

       6.4.   Resource commitments.  Each of the Stockholders hereby covenants
              --------------------
that it will contribute adequate resources required for the successful operation of NEWCO, provided, however, that NEWCO pays the Stockholders reasonable compensations mutually agreed upon by NEWCO and the Stockholders for any of the Stockholders' additional contribution of resources to NEWCO. This will be done under a Service Agreement that the parties agree to negotiate in good faith. The parties agree that they will offer NEWCO resources to make its successful and such resources will be offered at cost including access to RBS transmission sites and microwave networks.


       6.5.   Participation Rights. It will be the long term goal of NEWCO to
              --------------------
gain additional channels to reach up to 1,000 or more channels in major cities in Brazil and also to gain adequate coverage along major highways and in secondary cities between the major cities in Brazil to accomplish this objective. It may be necessary to partner with other license holders or to buy other licenses. This will ordinarily require payments to the license holders and/or require provision of capital for infrastructure and working capital. RBS will be given the opportunity to participate in these investments to the extent of its then interest in NEWCO (30% to 51%). Should RBS choose not to participate, IWC may choose to go ahead with the investment. In this case, IWC may elect to manage the new investment together with the channels owned by NEWCO with a fair sharing of costs and revenue and the intention to maximize the value of all channels.

     Further, if either of the parties contemplate engaging in other wireless telecommunications related business (except for the RBS commitments to Bellsouth in cellular radio), the other party shall be entitled to participate as follows. RBS will have a participation right to acquire an equity interest in each new wireless communication project in which IWC acquires an equity interest within Brazil within 45 days from IWC's respective offer. The amount of the equity interest that may be acquired in the new project will be negotiated on a case by case basis. In return, RBS declares that it will consider IWC as a possible partner including for new businesses and new projects of telecommunications.

     7.   TERM AND TERMINATION
          --------------------
          7.1.   Term. Except as otherwise expressly set forth herein, this
                 ----
Agreement shall enter into force on the date hereof and shall be valid for a period of twelve (12) years from this date. In addition, each Stockholder shall have the right to withdraw from this Agreement in whole or any part at any time after NEWCO has become public-held company under Brazilian securities laws by given written notice to NEWCO and to all other Stockholders.

          7.2.   Terminating Events. NEWCO and each of the Stockholders agree
                 ------------------
that each of the events set forth below shall constitute a Terminating Event if a party hereto, which is entitle to give such notice with respect to such event pursuant to Section 8.3 below, elects to terminate this agreement upon the occurrence of such event:

                 (a) The commission of a Material Breach (as defined below in Section 8.5) by one of the parties hereto);

                 (b) The adjudication by a court or tribunal of competent jurisdiction that one of such other parties is insolvent;

                 (c) The filing of petition in bankruptcy by one of the order parties on its own behalf or the filing of any such petition against such party by a third party if the proceedings is not dismissed or withdrawn within sixty (60) days thereafter;

                 (d) An assignment by one of the other parties for the benefit of its creditors;

                 (e) the commencement of dissolution or liquidation of one of the other parties or than in consequence of a merger, amalgamation, or other corporate reorganization to which is a party; and

                 (f) The enactment of any law or the existence of any court decree which prevents or materially impairs NEWCO from engaging in the wireless communication business.


          If a party ("Defaulting Party") hereto should suffer any event described in subparagraphs (a) through (f), that party shall immediately notify the other parties (Non-Defaulting Parties) of the occurrence of such event.

          7.3.   Effect of Terminating Event. Upon the occurrence of a
                 ---------------------------
Terminating Event, the parties shall have the rights as follows:

                 (a)  As to a Terminating Event as described in subparagraphs
     (c) through 8.2(f), the Non-Defaulting Parties shall have the right to purchase the capital stock of NEWCO held by the Defaulting Party for an amount equal to the fair market value of such stock, as determined in accordance with Section 8.4 below;

                 (b) As to the Terminating Event described in subparagraph 8.2(g), NEWCO shall be dissolved and liquidated.

          7.4.   Fair Market Value of Capital Stock of NEWCO. The fair market
                 -------------------------------------------
value of the capital stock of NEWCO held by the defaulting Party shall be determined by arm's-length agreement between the Defaulting Party and the Non-Defaulting Parties. If no such agreement can be reached between the parties, the fair market, the fair market value of such interest shall be determined on the basis of the appraisal procedure as follows: The Defaulting Party and the Non-Defaulting Parties shall each appoint an appraiser and such appraisers acting together shall appoint a third appraiser. Each such appraiser shall be independent of and not affiliated with any of the Stockholders and shall be qualified to appraise the fair market value pursuant to this Section 8.4 shall be conclusive and binding on all parties hereto.

          7.5.   Material Breach. As used in this Section 8, any breach of the
                 ---------------
provisions hereof which is not cured within thirty (30) days following notice thereof to the Defaulting Party by any Non-Defaulting Parties shall constitute a "Material Breach."

     8.   Miscellaneous.
          -------------
          8.1.   Survival of Warranties. The warranties, representations and
                 ----------------------
covenants of NEWCO and the Stockholders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Formation and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Stockholders or NEWCO.

          8.2.   Successors and Assigns. Except as otherwise provided herein,
                 ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and any be binding upon the respective successors and assigns of the parties (including transferee of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.3.   Governing Law and Jurisdiction. This Agreement shall be
                 ------------------------------
governed by and construed under the laws of Brazil as applied to agreements among Brazilian residents entered into and to be entirely within Brazil the parties hereof elect the Courts of the City of Porto

Alegre, Brazil, to settle any disputes arising herefrom, and hereby waives any other Courts, as privileged as they may be.

          8.4.   Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5.   Titles and Subtitles. The titles and subtitles used in this
                 --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.6.   Notices.  Unless otherwise provided, any notice required or
                 -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon person delivery to the party to be notified or upon deposit with the Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          8.7.   Finder's Fee. Each party represents that it neither is not will
                 ------------
be obligated for any finder's fee or commission in connection with this transaction. The Stockholder agrees to indemnify and to hold harmless NEWCO from any liability for any commission or compensation in the nature of a finder's fees (and the costs and expenses of defending against such liability or asserted liability) for which the Stockholder or any of its officers, partners, employees, or representatives is responsible. NEWCO agrees to indemnify and hold harmless the Stockholder from any liability for any commission or compensation in the nature of finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which NEWCO or any of its officers, employees or representatives responsible.

          8.8.   Remedies. The Stockholders shall be entitled to enforce their
                 --------
rights under this Agreement specifically, to recover damage by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor in law or otherwise. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this agreement and any Stockholder may apply for specific performance in order to enforce or prevent any violation of the provision of this Agreement.

          8.9.   Expenses. Each party will pay its own expenses for costs
                 --------
incurred prior to incorporation of NEWCO. The costs of registering the resolutions whereby IWC shall become a shareholder and shall be borne 70% by IWC and 30% by RBS. Subsequent costs shall be borne by NEWCO. If any action at law or in equity is necessary to enforce or interpret the terms of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.10.   Amendments and Waivers. Any term of this Agreement may be
                  ----------------------
amended and the observance of any terms of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of NEWCO and all the Stockholders. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities are convertible), each future holder of all such securities, and NEWCO.

          8.11.   Severability.  If one more provisions of this Agreement are
                  ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with it items.

          8.12.   Aggregation of Stock. All shares of the Common Stock held or
                  --------------------
acquired by affiliated entities or persons shall be aggregate together for the purpose of determining the availability of any rights under this Agreement.

          8.13.   Entire Agreement. This Agreement and the agreements and
                  ----------------
documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          8.14.   Language.  This Agreement is executed in Portuguese and
                  --------
English and in case of discrepancy the version in Portuguese shall prevail.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IWC                                      RBS


By:  /s/                                 By: /s/
   ---------------------------------        -----------------------------------
Name:  John D. Lockton                   Name:
      ------------------------------          ---------------------------------
Title:  President                        Title:
       -----------------------------            -------------------------------

Witnesses:

/s/
------------------------------------

                                SCHEDULES A & B

TRUNKING LICENSES GRANTED


CITIES                             POPS            RBS CHANNELS   PELOT CHANNELS   TOTAL
Belo Horizonte                      2038000              20                         20
Vitoria                              544000              20                         20
Rio                                 6000000              20                         20
Duque de Caxias                      673000              20                         20
Sao Paulo                          11000000              10                         10
Campinas                             932000              15                         15
Jundiai                              291000              40               20        60
Santos                               909000              40                         40
Americana                            369000              20                         20
Piracicaba                           285000              30                         30
Sao Jose dos Campos                  624000              25                         25
Sao Jese Rio Preto                   430000               0               20        20
Sorocoba                             388000              20               20        40
Bauru                                267000              20                         20
Ribeirao Preto                       441000              10                         10
Curitiba                            1533000              20                         20
Florianapolis                        415000              20               20        40
Joinville                            362000              25                         25
Blumenau                             216000              20                         20
Criciuma                             150000               5                          5
Itajai                               122000               5                          5
Tuburao                               81000               5                          5
Porto Alegre                        1641000              60               20        80
Caxias do Sul                        296000              20                         20
Novo Hamburgo                        387000              20                         20
Osorio                                52000              20                         20
Santa Maria                          218000              20                         20
Salvador                            1100000               0               20        20
Fortaleza                            230000                               20        20

TOTAL                            31,994,000             550              140       690
                                 ----------             ---              ---       ---
                               (Cities only)

                             Schedule C (800 MHz)


CVA - SERVICOS DE RADIOCOMUNICAOES S/C LTDA.
800 MHz APPLICATION


 STATION
   NR.      CITIES                                      PROTOCOLO             DATE        STATE
   01       Sao Paulo                                 53.000.00875/92       17/12/92        SP
  1651      Santos                                    53.000.00875/92       17/12/92        SP
  1652      Jundiai                                   53.000.00875/92       17/12/92        SP
  1653      Campinas                                  53.000.00875/92       17/12/92        SP
  1654      Caxias do Sul                             53.000.00875/92       17/12/92        RS
  1655      Porto Alegre                              53.000.00875/92       17/12/92        RS
  1656      Criciuma                                  53.000.00875/92       17/12/92        SC
  1657      Florianopolis                             53.000.00875/92       17/12/92        SC
  1658      Florianopolis - Gov. Celso Ramos          53.000.00875/92       17/12/92        SC
  1659      Camboriu                                  53.000.00875/92       17/12/92        SC
  1660      ltajai                                    53.000.00875/92       17/12/92        SC
  1661      Blumenau                                  53.000.00875/92       17/12/92        SC
  1662      Joinville                                 53.000.00875/92       17/12/92        SC
  1663      Ribeirao Preto                            53.000.00875/92       17/12/92        SP
  1664      Sao Jose do Rio Preto                     53.000.00875/92       17/12/92        SP
  1665      Franca                                    53.000.00875/92       17/12/92        SP
  1666      Uberaba                                   53.000.00875/92       17/12/92        MG
  1667      Uberlandia                                53.000.00875/92       17/12/92        MG
  1668      Goiania                                   53.000.00875/92       17/12/92        GO
  1669      Anapolis                                  53.000.00875/92       17/12/92        GO
  1670      Laguna                                    53.000.00875/92       17/12/92        SC
  1671      Juiz de Fora                              53.000.00875/92       17/12/92        MG
  1672      Aguas de Lindoia                                                01/6/93         SP
  1673      Altinopolis                                                     01/6/93         SP
  1674      Alto Alegre                                                     01/6/93         SP
  1675      Americana                                                       01/6/93         SP
  1676      Amparo                                                          01/6/93         SP
  1677      Aracatuba                                                       01/6/93         SP
  1678      Araraquara                                                      01/6/93         SP
  1679      Avanhandava                                                     01/6/93         SP
  1680      Bariri                                                          01/6/93         SP
  1681      Barra Bonita                                                    01/6/93         SP
  1682      Barretos                                                        01/6/93         SP
  1683      Batatais                                                        01/6/93         SP
  1684      Bauru                                                           01/6/93         SP
  1685      Bebedouro                                                       01/6/93         SP
  1686      Bilac                                                           01/6/93         SP
  1687      Birigui                                                         01/6/93         SP
  1688      Botucatu                                                        01/6/93         SP
  1689      Brauna                                                          01/6/93         SP
  1690      Brotas                                                          01/6/93         SP
  1691      Buritizal                                                       01/6/93         SP
  1692      Cajuru                                                          01/6/93         SP
  1693      Capivari                                                        01/6/93         SP
  1694      Charqueada                                                      01/6/93         SP
  1695      Colina                                                          01/6/93         SP

                             Schedule C (800 MHz)


CVA - SERVICOS DE RADIOCOMUNICAOES S/C LTDA.
800 MHz APPLICATION


 STATION
   NR.      CITIES                                      PROTOCOLO             DATE        STATE
  1696      Cosmopolis                                                      01/6/93         SP
  1697      Cravinhos                                                       01/6/93         SP
  1698      Descalvado                                                      01/6/93         SP
  1699      Dourado                                                         01/6/93         SP
  1700      Dumont                                                          01/6/93         SP
  1701      Fernando Prestes                                                01/6/93         SP
  1702      Garca                                                           01/6/93         SP
  1703      Getulina                                                        01/6/93         SP
  1704      Guaira                                                          01/6/93         SP
  1705      Guapiacu                                                        01/6/93         SP
  1706      Guara                                                           01/6/93         SP
  1707      Guaraci                                                         01/6/93         SP
  1708      Guararapes                                                      01/6/93         SP
  1709      Iacanga                                                         01/6/93         SP
  1710      Ibate                                                           01/6/93         SP
  1711      Ibitinga                                                        01/6/93         SP
  1712      Itapira                                                         01/6/93         SP
  1713      Itapolis                                                        01/6/93         SP
  1714      Ituverava                                                       01/6/93         SP
  1715      Jaborandi                                                       01/6/93         SP
  1716      Jabuticabal                                                     01/6/93         SP
  1717      Jau                                                             01/6/93         SP
  1718      Jose Bonifacio                                                  01/6/93         SP
  1719      Lencois Paulista                                                01/6/93         SP
  1720      Lindoia                                                         01/6/93         SP
  1721      Lins                                                            01/6/93         SP
  1722      Marilia                                                         01/6/93         SP
  1723      Matao                                                           01/6/93         SP
  1724      Miguelopolis                                                    01/6/93         SP
  1725      Monte Aprazivel                                                 01/6/93         SP
  1726      Morro Agudo                                                     01/6/93         SP
  1727      Morungaba                                                       01/6/93         SP
  1728      Nova Granada                                                    01/6/93         SP
  1729      Orlandia                                                        01/6/93         SP
  1730      Patrocinio Paulista                                             01/6/93         SP
  1731      Pedregulho                                                      01/6/93         SP
  1732      Penapolis                                                       01/6/93         SP
  1733      Piacatu                                                         01/6/93         SP
  1734      Pinhal - Espirito Santo do                                      01/6/93         SP
  1735      Piracicaba                                                      01/6/93         SP
  1736      Pirajui                                                         01/6/93         SP
  1737      Pirangi                                                         01/6/93         SP
  1738      Potirendaba                                                     01/6/93         SP
  1739      Pradopolis                                                      01/6/93         SP
  1740      Quintana                                                        01/6/93         SP
  1741      Rafard                                                          01/6/93         SP

                             Schedule C (800 MHz)


CVA - SERVICOS DE RADIOCOMUNICAOES S/C LTDA.
800 MHz APPLICATION


 STATION
   NR.      CITIES                                      PROTOCOLO             DATE        STATE
  1742      Ribeirao Corrente                                               01/6/93         SP
  1743      Santa Barbara D'Oeste                                           01/6/93         SP
  1744      Sao Carlos                                                      01/6/93         SP
  1745      Sao Joaquim da Barra                                            01/6/93         SP
  1746      Sao Pedro                                                       01/6/93         SP
  1747      Sao Simao                                                       01/6/93         SP
  1748      Serra Negra                                                     01/6/93         SP
  1749      Sertaozinho                                                     01/6/93         SP
  1750      Socorro                                                         01/6/93         SP
  1751      Usina Esmeril                                                   01/6/93         SP
  1752      Valinhos                                                        01/6/93         SP
  1753      Valparaiso                                                      01/6/93         SP

                             Schedule C (400 MHz)

RELACAO DAS LOCALIDADES -- PROJETO TRUNKING
400 MHZ E-SMR
REDE 01

--------------------------------------------------------------------------------------------------------------------------
  NR.                                                                                  CODIGO
 ESTA                                                      PROTO-                        DO           H1     H2    ATEN-
  CAO    LOCALIDADE          ENDERECO                       COLO     UF    CEP        MUNICIPIO       (m)    (m)   UACAO
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                             Av. Paulista, 1754 - Bela
  01     Sao Paulo           Vista                         007007     SP   01310-200   3550308-09      10     95   5,52
--------------------------------------------------------------------------------------------------------------------------
                             Estrada Mogi-Salesopolis,
  02     Mogi das Cruzes     Km 9 - Cocuera                007011     SP   13730-000   3530607         10     75   4,61
--------------------------------------------------------------------------------------------------------------------------
         Sao Jose dos
  03     Campos              Torre da Embratel - Centro    007012     SP   13720-000   3549904         10     55   3,89
--------------------------------------------------------------------------------------------------------------------------
                             Av. Juscelino K. de
  04     Taubate             Oliveira, 475                 007013     SP   12010-600   3554102         10     45   3,53
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia Presidente Dutra,
  05     Guaratingueta       Km 59,8                       007014     SP   12500-000   3518404         10     55   3,89
--------------------------------------------------------------------------------------------------------------------------
                             Rua Maj. Joaquim Luiz
  06     Lorena              Bastos, 96                    007015     SP   12600-000   3527207         10     55   3,89
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia Presidente Dutra,
  07     Queiuz              Km 14,6                       007016     SP   12800-000   3541901         10     55   3,89
--------------------------------------------------------------------------------------------------------------------------
                             Fazenda Ribeirlo Raso, SIN -
  08     Resende             Resende                       005420     RJ   27534-970   3304201         10     55   3,89
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia RJ-1 55, Km 299 -
  09     Barra Mansa         Barra Mansa                   005421     RJ   27301-970   3300407         10     55   3,89
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia BR-393, Km 304 -
  10     Voita Redonda       Voita Redonda                 005422     RJ   27292-970   3306305         10     45   3,53
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia BR-1 16, Km 363 -
  11     Pirai               Pirai                         005423     RJ   27175-000   3304003         10     65   4,25
---------------------------------------------------------------------------------------------------------------------------
                             Serra da Madureira, SIN -
  12    Nova Iguacu          Mesquita - Nova Iguacu        005424     RJ   26255-350   3303500-25      10     35   3,17
--------------------------------------------------------------------------------------------------------------------------
                             Estrada do Exceisior SIN,
                             Alto da Boa Vista - Sumare -
  13    Rio de Janeiro       Rio de Janeiro                005425     RJ   20531-220   3304557         10     35   3,17
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
  NR.                                          ALTURA
 ESTA                                ALTI-       DE
  CAO    LOCALIDADE         RAIO     TUDE      ANTENA    LATITUDE         LONGITUDE
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

  01     Sao Paulo          25       820        90       23S 34' 00"      46W 39' 00"
-----------------------------------------------------------------------------------------

  02     Mogi das Cruzes    10       749        70       23S 31' 22"      46W 11' 00"
------------------------------------------------------------------------------------------
         Sao Jose dos
  03     Campos             10       620        50       23S 10' 46"      45W 54' 28"
------------------------------------------------------------------------------------------

  04     Taubate            10       681        40       23S 01' 30"      45W 31' 30"
------------------------------------------------------------------------------------------

  05     Guaratingueta      25       540        50       22S 47' 47"      45W 56' 32"
------------------------------------------------------------------------------------------

  06     Lorena             25       525        50       22S 43' 51"      45W 07' 29"
------------------------------------------------------------------------------------------

  07     Queiuz             15       500        50       22S 32' 13"      44W 46' 26"
------------------------------------------------------------------------------------------

  08     Resende            20       500        50       22S 33' 10"      44W 25' 45"
------------------------------------------------------------------------------------------

  09     Barra Mansa        20       450        50       22S 32' 15"      44W 09' 45"
------------------------------------------------------------------------------------------

  10     Voita Redonda      25       500        40       22S 29' 20"      44W 06' 15"
------------------------------------------------------------------------------------------

  11     Pirai              25       500        60       22S 40' 00"      43W 50' 20"
------------------------------------------------------------------------------------------

  12     Nova Iguacu        24       500        30       22S 47' 00"      43W 28' 50"
------------------------------------------------------------------------------------------


  13     Rio de Janeiro     40       750        30       22S 58' 00"      43W 13' 45"
------------------------------------------------------------------------------------------

                             Schedule C (400 MHz)

RELACAO DAS LOCALIDADES -- PROJETO TRUNKING
400 MHZ E-SMR
REDE 01

--------------------------------------------------------------------------------------------------------------------------
  NR.                                                                                  CODIGO
 ESTA                                                      PROTO-                        DO           H1     H2    ATEN-
  CAO    LOCALIDADE          ENDERECO                       COLO     UF    CEP        MUNICIPIO       (m)    (m)   UACAO
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                             Rodovia BR-040, Km 37 -
  14     Petropolis          Petropolis                    005426    RJ    25662-970   3303906         10     65    4,25
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia BR-040, Km 81 -
  15     ltaipava            ltaipava                      005427    RJ    25741-970   3303906-15      10     75    4,61
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia BR-040, Km 1 00 -
  16     Areal               Areal                         005428    RJ    25845-000   3306008-10      10     65    4,25
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia BR-393, Km 1 1 8 -
  17     Tres Rios           Tres Rios                     005429    RJ    25802-970   3306008         10     35    3,17
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia BR-145, Km 26 -
  18     Barra do Piral      Barra do Pirai                005430    RJ    27101-970   3300308         10     55    3,89
--------------------------------------------------------------------------------------------------------------------------
                             Rodovia BR-393, Km 83 -
  19     Andrade Pinto       Andrade Pinto                 005431    RJ    27770-000   3306206-10      10     35    3,17
--------------------------------------------------------------------------------------------------------------------------
  20     Juiz de Fora        Av. Getulio Vargas, 181       007017    MG    36010-110   3136702         10     45    3,53
--------------------------------------------------------------------------------------------------------------------------
  21     Santos Dumont       Rodovia BR-040, Km 739        007018    MG    36240-000   3160702         10     45    3,53
--------------------------------------------------------------------------------------------------------------------------
                             Rua Cruz das Aimas, Acesso
  22     Barbacena           Km 699 - BR-040               007019    MG    36200-000   3105608         10     35    3,17
--------------------------------------------------------------------------------------------------------------------------
         Conselheiro
  23     Lafaiete            Rodovia BR-040, Km 645,5      007020    MG    36400-000   3118304         10     45    3,53
--------------------------------------------------------------------------------------------------------------------------
                             Rua da Bahia, 1148 -
  24     Belo Horizonte      Centro                        007027    MG    30160-011   3106200         10     81    5,01
--------------------------------------------------------------------------------------------------------------------------
  25     Betim               Pca. Mitton Campos, 62        007026    MG    32510-140   3106705         10     45    3,53
--------------------------------------------------------------------------------------------------------------------------
  26     ltaguara            Rodovia BR-381, Km 691        007025    MG       -        3132206         10     65    4.43
--------------------------------------------------------------------------------------------------------------------------
  27     Otiveira            Av. Maracana, 495             007024    MG    35540-000   3145604         10     55    3,89
--------------------------------------------------------------------------------------------------------------------------
  28     Perdoes             Rodovia BR-381, Km 629,3      007022    MG    37260-000   3149903         10     60    4,25
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
  NR.                                              ALTURA
 ESTA                                    ALTI-       DE
  CAO    LOCALIDADE             RAIO     TUDE      ANTENA    LATITUDE         LONGITUDE
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

  14     Petropolis             25       1200      60        22S 32' 15"      43W 09' 15"
----------------------------------------------------------------------------------------------

  15     ltaipava               20       1400      70        22S 22' 30'      43W 08' 20"
----------------------------------------------------------------------------------------------

  16     Areal                  23        500      60        22S 13' 50"      43W 06' 25"
----------------------------------------------------------------------------------------------

  17     Tres Rios              18        300      30        22S 05' 40"      43W 12' 50"
----------------------------------------------------------------------------------------------

  18     Barra do Piral         25        400      50        22S 29' 00"      44W 49' 00"
----------------------------------------------------------------------------------------------

  19     Andrade Pinto          21        400      30        22S 14' 30"      43W 25' 35"
----------------------------------------------------------------------------------------------
  20     Juiz de Fora           25        800      40        21S 45' 51"      43W 21' 01"
----------------------------------------------------------------------------------------------
  21     Santos Dumont          15        840      40        21S 27' 24"      43W 33' 09"
----------------------------------------------------------------------------------------------

  22     Barbacena              30       1180      30        21S 13' 33"      43W 46' 25"
----------------------------------------------------------------------------------------------
         Conselheiro
  23     Lafaiete               35        995      40        20S 39' 37"      43W 47' 10"
----------------------------------------------------------------------------------------------

  24     Belo Horizonte         15        861      76        19S 49' 01"      43W 57' 23
----------------------------------------------------------------------------------------------
  25     Betim                  20        860      40        19S 58' 04"      44W 11' 54"
----------------------------------------------------------------------------------------------
  26     ltaguara               20        840      60        20S 23' 32"      44W 29' 15"
----------------------------------------------------------------------------------------------
  27     Otiveira               25        980      50        20S 41' 47"      44W 49' 48"
----------------------------------------------------------------------------------------------
  28     Perdoes                25        945      55        2lS 05' 27"      45W 05' 29"
----------------------------------------------------------------------------------------------

                             Schedule C (400 MHz)

RELACAO DAS LOCALIDADES -- PROJETO TRUNKING
400 MHZ E-SMR
REDE 01

------------------------------------------------------------------------------------------------------------------------------------

 NR.                                                                                               CODIGO
ESTA                                                         PROTO-                                   DO         H1     H2     ATEN-
CAO     LOCALIDADE              ENDERECO                      COLO          UF          CEP        MUNICIPIO    (m)    (m)    UACAO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
29      Carmo da Cachoeira     Rodovia BR-381, Km 577,2       007023        MG          -           3114006       10     60    4,25
------------------------------------------------------------------------------------------------------------------------------------
30      Sao Goncalo do
        Sapucai                Rodovia BR-381, Km 522,3       007021        MG          -           3162005       10     65    4,43
------------------------------------------------------------------------------------------------------------------------------------
31      Pouso Alegre           Av. Dr. Joao Beraldo, 460      007028        MG     37550-000        3152501       10     65    4,43
------------------------------------------------------------------------------------------------------------------------------------
32      Cambul                 Rodovia BR-284                 007029        MG          -           3110608       10     55    3,89
------------------------------------------------------------------------------------------------------------------------------------
33      ltapeva                Av. Epaminondas Ferreira
                               Lobo, 197                      007030        SP     18400-000        3522406       10     75    4,61
------------------------------------------------------------------------------------------------------------------------------------
34      Branganga Paulista     Rua Eunice Ferraz
                               Fernandes, 151                 007031        SP     12900-000        3507605       10     75    4,61
------------------------------------------------------------------------------------------------------------------------------------
35      Juquitiba              Estrata Velha, Km 188,2        007032        SP     06950-000        3526209       10     75    4,61
------------------------------------------------------------------------------------------------------------------------------------
36      Pedro de Barros        Rodovia BR-1 16 - Pedro de
                               Barros                         007009        SP          -              -          10     80    4,97
------------------------------------------------------------------------------------------------------------------------------------
37      Juguit                 Rodovia Br-1 16, Km 382,7      007008        SP          -           3526100       10     80    4,97
------------------------------------------------------------------------------------------------------------------------------------
38      Registro               Rodovia BR-1 16, Km 442,5      007033        SP     11900-000        3542602       10     65    4,43
------------------------------------------------------------------------------------------------------------------------------------
39      Cajati                 Rodovia BR-1 16, Km 508        007034        SP          -              -          10     80    4,97
------------------------------------------------------------------------------------------------------------------------------------
40      Rio Vermelho           Rodovia BR-1 16 - Rio
                               Vermelho PR-340, SIN-          007035        SP          -              -          10     65    4,43
------------------------------------------------------------------------------------------------------------------------------------
41      Cachoeira de Cima      Cachoeira de Cima              007036        PR     83380-000           -          10     125   6,60
------------------------------------------------------------------------------------------------------------------------------------
42      Curitiba               Av. Marechal Deodoro, 630      007037        PR     80020-320        4106902       10     100   5,70
------------------------------------------------------------------------------------------------------------------------------------
43      Paranagut              Estrada Saquarema, Km 10-
                               Alexandra                      007038        PR     86345-000      4118204-10      10      70   4,61
------------------------------------------------------------------------------------------------------------------------------------
44      Joinville              Rua do Mirante, Morro do
                               Mirante - Imu                  007039        SC     89600-000        4209102       10      40   3,53
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

 NR.                                                                ALTURA
ESTA                                             ALTI-                DE
CAO     LOCALIDADE                 RAIO          TUDE               ANTENA                LATITUDE               LONGITUDE
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
29      Carmo da Cachoeira         20             945                 55                  21 S 27' 39"            45W 13' 25"
-------------------------------------------------------------------------------------------------------------------------------
30      Sao Goncalo do
        Sapucai                    20             868                 60                  21 S 53' 32"            45W 35' 43"
-------------------------------------------------------------------------------------------------------------------------------
31      Pouso Alegre               25             832                 60                  22 S 13' 48"            45W 56' 11"
-------------------------------------------------------------------------------------------------------------------------------
32      Cambul                     25             900                 50                  22 S 36' 44"            46W 03' 27"
-------------------------------------------------------------------------------------------------------------------------------
33      ltapeva                    25             685                 70                  23 S 58' 56"            48W 58' 32"
-------------------------------------------------------------------------------------------------------------------------------
34      Branganga Paulista         18             820                 70                  22 S 57' 07"            46W 32' 31"
-------------------------------------------------------------------------------------------------------------------------------
35      Juquitiba                  10             685                 70                  23 S 55' 54"            47W 04' 36"
-------------------------------------------------------------------------------------------------------------------------------
36      Pedro de Barros            15              75                 75                  24 S 14' 51"            47W 22' 22"
-------------------------------------------------------------------------------------------------------------------------------
37      Juguit                     20              70                 75                  24 S 19' 15"            47W 38' 05"
-------------------------------------------------------------------------------------------------------------------------------
38      Registro                   30              45                 60                  24 S 29' 15"            47W 50' 37"
-------------------------------------------------------------------------------------------------------------------------------
39      Cajati                     25              75                 75                  24 S 44' 10"            48W 07' 22"
-------------------------------------------------------------------------------------------------------------------------------
40      Rio Vermelho               10             850                 60                  24 S 57' 22"            48W 30' 42"
-------------------------------------------------------------------------------------------------------------------------------
41      Cachoeira de Cima          15             650                 120                 25 S 13' 55"            48W 45' 27"
-------------------------------------------------------------------------------------------------------------------------------
42      Curitiba                   35             950                 95                  25 S 25' 40"            49W 16' 23"
-------------------------------------------------------------------------------------------------------------------------------
43      Paranagut                  30             1000                65                  25 S 32' 42"            48W 38' 33"
-------------------------------------------------------------------------------------------------------------------------------
44      Joinville                  35             229                 35                  26 S 18' 16"            48W 50' 44"
-------------------------------------------------------------------------------------------------------------------------------

                             Schedule C (400 MHz)


RELACAO DAS LOCALIDADES -- PROJETO TRUNKING
400 MHZ E-SMR
REDE 01

------------------------------------------------------------------------------------------------------------
 NR.                                                                                CODIGO
ESTA                                                      PROTO-                      DO          H1     H2
 CAO    LOCALIDADE         ENDERECO                        COLO    UF      CEP     MUNICIPIO      (m)    (m)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                          Av. Cap. Luis Homeaux, SIN
 45     Santos             - Sao Vicente                  007040   SP    11370-500   3551009      10     40
------------------------------------------------------------------------------------------------------------
                          Av. Antonio Frederico
 46     Jundial           Ozanan, 600                     007041   SP    13219-000   3525904      10     75
------------------------------------------------------------------------------------------------------------
                          Rua Barata Ribeiro, 50 -
 47     Campinas          ltapura                         007042   SP    13023-030   3509502      10     55
------------------------------------------------------------------------------------------------------------
 48     Limeira           Boulevard de La Loi, 601        007043   SP    13610-000   3526902      10     70
------------------------------------------------------------------------------------------------------------
                          Av. Jos6 Antunes de
 49     Leme              Lisboa, 740                     007044   SP    13610-000   3526704      10     75
------------------------------------------------------------------------------------------------------------
 50     Porto Ferreira    Av. 24 de Outubro, 1140         007045   SP    13660-000   3540705      10     55
------------------------------------------------------------------------------------------------------------
 51     Cravinhos         Fazenda Cravinhos - SP-050      007046   SP        -       3513108      10     65
------------------------------------------------------------------------------------------------------------
 52     Orlandia          Rua Um, 964                     007047   SP    14620-000   3534302      10     55
------------------------------------------------------------------------------------------------------------
 53     Ituverava         Rua lgara, 19                   007048   SP    14500-000   3524006      10     55
------------------------------------------------------------------------------------------------------------
 54     Igarapava         Fazenda Sao Jeronimo            007049   SP        -       3520103      10     65
------------------------------------------------------------------------------------------------------------
                          Torre da Radio Uberaba -
 55     Uberaba           Centro                          007051   MG    36504-000   3170107      10     65
------------------------------------------------------------------------------------------------------------
                          Rua Duque de Caxias, 450 -
 56     Uberlandia        Centro                          007052   MG    38400-066   3170206      10     75
------------------------------------------------------------------------------------------------------------
 57     CatalAo           Av. Jose Marcelino, 925         007053   GO    76313-000   5205109      10     75
------------------------------------------------------------------------------------------------------------
 58     Cristalina        Pca. Jose Damian. 34            007054   GO    73850-000   5206206      10     55
------------------------------------------------------------------------------------------------------------
                          Tore de TV e
 59     Rio de Janeiro    Telecomunicacoes Centro         007055   DF    70332-000   5300108      10     55
------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
 NR.                                                  ALTURA
ESTA                     ATEN-              ALTI-       DE
 CAO    LOCALIDADE       UACAO     RAIO     TUDE      ANTENA      LATITUDE         LONGITUDE
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

 45     Santos           4,61      40         22       70        23S 57' 47"     46W 23' 31"
---------------------------------------------------------------------------------------------

 46     Jundial          3,89      20        761       50        23S 11' 11"     46W 53' 03"
---------------------------------------------------------------------------------------------

 47     Campinas         4,61      20        703       65        22S 54' 20"     47W 04' 35"
---------------------------------------------------------------------------------------------
 48     Limeira          4,61      30        570       70        22S 33' 53"     47W 24' 06"
---------------------------------------------------------------------------------------------

 49     Leme             3,89      30        619       50        22S 11' 08"     47W 23' 25"
---------------------------------------------------------------------------------------------
 50     Porto Ferreira   4,43      30        560       60        21S 51' 14"     47W 28' 45"
---------------------------------------------------------------------------------------------
 51     Cravinhos        3,89      30        788       50        21S 20' 55"     47W 43' 46"
---------------------------------------------------------------------------------------------
 52     Orlandia         3,89      30        695       50        20S 43' 13"     47W 53' 12"
---------------------------------------------------------------------------------------------
 53     Ituverava        4,43      30        605       60        20S 20' 22"     47W 46' 50"
---------------------------------------------------------------------------------------------
 54     Igarapava        4,43      30        575       60        20S 02' 18"     47W 44' 49"
---------------------------------------------------------------------------------------------

 55     Uberaba          4,61      10        841       70        19S 44' 54"     47W 55' 55"
---------------------------------------------------------------------------------------------

 56     Uberlandia       4,61      10        874       70        18S 55' 09"     48W 16' 38"
---------------------------------------------------------------------------------------------
 57     CatalAo          3,89      18        835       50        18S 10' 12"     47W 56' 31"
---------------------------------------------------------------------------------------------
 58     Cristalina       3,89      15       1150       50        16S 46' 07"     47W 36' 49"
---------------------------------------------------------------------------------------------

 59     Rio de Janeiro   3,89      15       1000       50        15S 46' 47"     47W 55' 47"
---------------------------------------------------------------------------------------------